EXHIBIT 10.8

                                                                  EXECUTION COPY

                        SETTLEMENT AND RELEASE AGREEMENT
                        --------------------------------

         This SETTLEMENT AND RELEASE AGREEMENT ("Agreement") is made as of the 13th day of August, 2007 (the "Effective Date"), by and between THE SAGEMARK COMPANIES LTD. ("Sagemark") and TRIDENT ADVISORS, INC. ("Trident").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Sagemark and Trident entered into that certain Purchase Agreement on November 9, 2005 (as amended, the "Purchase Agreement"), pursuant to which Sagemark sold to Trident the 24.1% Limited Partnership Interest (the "LP Interest") owned by Sagemark in Trident Growth Fund, L.P. ("Trident Growth"), for a total purchase price of Two Million Five Hundred Seventy Thousand Dollars ($2,570,000.00) (the "Purchase Price");

         WHEREAS, pursuant to and upon the execution of the Purchase Agreement, Trident paid to Sagemark Six Hundred Twenty-Five Thousand Dollars ($625,000.00) and issued and delivered to Sagemark a Secured Promissory Note (the "Note") in the principal amount of One Million Nine Hundred Forty Five Thousand Dollars ($1,945,000.00), which amount represented the then balance of the Purchase Price;

         WHEREAS, pursuant to the terms of the Note, Trident granted to Sagemark a first priority lien and security interest (the "Security Interest") in the LP Interest, as collateral security for Trident's obligation to make full and timely payment of the principal amount of the Note and accrued interest thereon;

         WHEREAS, Trident has paid Sagemark an additional amount of Seventy-Five Thousand Dollars ($75,000.00) pursuant to the Note, as a result of which the balance of such Purchase Price due to Sagemark as of the date hereof is One Million Nine Hundred Eighty Six Thousand Four Hundred Seventy Eight Dollars ($1,986,478.00), inclusive of both principal and accrued interest thereon; and

         WHEREAS, Trident has offered to pay to Sagemark, and Sagemark has agreed to accept from Trident, the sum of One Million Dollars ($1,000,000.00) (the "Discounted Purchase Price") in full and final payment of all amounts due under the Note and in full and final satisfaction of all obligations of Trident under the Purchase Agreement, all on and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned do hereby agree as follows:

         1. Incorporation by Reference. The terms of the Purchase Agreement and the Note are incorporated herein by reference thereto. All capitalized terms which are used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement and/or the Note.

         2. Payment of Discounted Purchase Price. Notwithstanding any provision of the Purchase Agreement or the Note to the contrary, by execution of this Agreement, Trident agrees to pay, and Sagemark agrees to accept, in full and final payment of all amounts due under the Note and in full and final satisfaction of all obligations of Trident under the Purchase Agreement (except as provided in this Agreement), the Discounted Purchase Price, payable as follows:

                  a. Seven Hundred Seventy-Five Thousand Dollars ($775,000.00), payable contemporaneously with the execution of this Agreement; and

                  b. Two Hundred Twenty-Five Thousand Dollars ($225,000.00), payable on or before October 31, 2007 (the "Deferred Payment").

All amounts payable to Sagemark hereunder shall be paid by wire transfer at:

                           Bank of America
                           ABA # [REDACTED]
                           For Further Credit To:
                           The Sagemark Companies Ltd.
                           Account # [REDACTED]

         3. Termination of Security Interest. Trident hereby covenants not to encumber the LP Interest prior to Sagemark's receipt of the Discounted Purchase Price. Trident and Sagemark hereby agree that subject to and upon full and final payment of the Discounted Purchase Price, (a) Sagemark's Security Interest in the LP Interest shall be immediately and automatically terminated and be of no further force or effect, and Sagemark hereby authorizes Trident and any of its agents or representatives to prepare and file any Uniform Commercial Code termination statements or such other documents and instruments as are necessary to evidence such termination (copies to be provided to Sagemark); (b) Sagemark shall promptly deliver any and all originals of the Note to Trident; and (c) any and all debts and obligations of Trident under the Purchase Agreement and/or the Note shall be immediately and automatically released (except as provided in this Agreement).

         4. Default. Notwithstanding any provision in the Purchase Agreement and/or the Note to the contrary, in the event that Trident fails to pay the Deferred Payment to Sagemark on or before October 31, 2007, all amounts paid hereunder shall be applied to the then outstanding balance of the Note as of the date of such payment, and the remaining outstanding balance under the Note shall be accelerated and shall be immediately due and payable in accordance with the provisions thereof.

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

         5.       Mutual Releases.
                  ---------------

                  (a) In consideration of the covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sagemark, for itself and its subsidiaries, successors-in-interest, representatives, agents and assigns (collectively, the "Sagemark Releasors") hereby releases and discharges Trident, Trident Growth, Trident Management, LLC, and their respective officers, directors, shareholders, partners, employees, heirs, administrators, executors, representatives, attorneys, subsidiaries, successors and assigns acting as such (collectively, the "Trident Releasees"), from any and all claims, demands, causes of action, actions, judgments, liens, indebtedness, costs, damages, obligations, fees, losses and liabilities of whatever kind and character, whether known or unknown, foreseen or unforeseen, in law or equity, liquidated or unliquidated, whether asserted personally, derivatively or in any other capacity (all of the foregoing being collectively referred to herein as the "Claims"), arising at any time from the beginning of time through the Release Effective Date (defined below), including but not limited to Claims arising in connection with or in any way related to the Purchase Agreement or the Note, and all activities, transactions and obligations arising thereunder, provided that nothing contained herein shall release the Trident Releasees from:

                           (i)      any claim of breach of any of Trident's
representations, warranties, covenants and/or obligations under this Agreement;

                           (ii)     any claim under Section 5.3 of the Purchase
Agreement with respect to capital contribution obligations of Sagemark as set forth therein; and

                           (iii)    any Claims against any of the Trident
Releasees which cannot be released under applicable law.

Sagemark hereby (x) represents that none of the Sagemark Releasors have instituted any action or suit against any of the Trident Releasees relating to the Purchase Agreement or the Note, nor any activities, transactions and obligations arising thereunder; and (y) covenants and agrees that none of the Sagemark Releasors will institute any action or suit against any of the Trident Releasees, nor in any way aid in the institution or prosecution of any such action or suit by third parties, relating to the Purchase Agreement or the Note, nor any activities, transactions and obligations arising thereunder. In the event that the representation set forth in this paragraph is untrue, or the covenant set forth in this paragraph is breached, Sagemark agrees to reimburse those of the Trident Releasees which incur attorney's fees and/or costs in connection with the defense of such actions or suits, their reasonable attorney's fees and costs incurred in connection with the defense of such actions or suits. Notwithstanding the foregoing, nothing contained in the preceding paragraph (or elsewhere in this Agreement) will, or is intended to, preclude or limit Sagemark from commencing an action to enforce its rights under this Agreement.

                  (b) In consideration of the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Trident, Trident Growth, and Trident Management, LLC, for themselves and their respective

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

subsidiaries, successors-in-interest, representatives, agents and assigns (collectively, the "Trident Releasors") hereby releases and discharges Sagemark and its officers, directors, shareholders, partners, employees, heirs, administrators, executors, representatives, attorneys, subsidiaries, successors and assigns acting as such (collectively, the "Sagemark Releasees"), from any and all Claims arising at any time from the beginning of time through the Release Effective Date including but not limited to Claims arising in connection with or in any way related to the Purchase Agreement or the Note, and all activities, transactions and obligations arising thereunder, provided that nothing contained herein shall release the Sagemark Releasees from:

                           (i)      any claim of breach of any of Sagemark's
representations, warranties, covenants and/or obligations under this Agreement; and

                           (ii)     any Claims against any of the Sagemark
Releasees which cannot be released under applicable law.

Trident hereby (x) represents that none of the Trident Releasors have instituted any action or suit against any of the Sagemark Releasees relating to the Purchase Agreement or the Note, nor any activities, transactions and obligations arising thereunder; and (y) covenants and agrees that none of the Trident Releasors will institute any action or suit against any of the Sagemark Releasees, nor in any way aid in the institution or prosecution of any such action or suit by third parties, relating to the Purchase Agreement or the Note, nor any activities, transactions and obligations arising thereunder. In the event that the representation set forth in this paragraph is untrue, or the covenant set forth in this paragraph is breached, Trident agrees to reimburse those of the Sagemark Releasees which incur attorney's fees and/or costs in connection with the defense of such actions or suits, their reasonable attorney's fees and costs incurred in connection with the defense of such actions or suits. Notwithstanding the foregoing, nothing contained in the preceding paragraph (or elsewhere in this Agreement) will, or is intended to, preclude or limit Trident from commencing an action to enforce its rights under this Agreement.

                  (c) The releases and covenants set forth in this Section 5 shall take effect upon, and are subject to Sagemark's receipt of the payment set forth in Section 2(b) hereof (the "Release Effective Date").

         6. Inconsistencies. To the extent there is any inconsistency between the terms of the Purchase Agreement and/or the Note, and the terms of this Agreement, the terms of this Agreement shall govern and control.

         7. Representations of the Parties. All action on the part of Sagemark and Trident necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Sagemark and Trident, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

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

         8. Further Assurances. The parties hereto agree to execute and deliver such instruments as are reasonably necessary to effectuate the transactions contemplated by this Termination.

         9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas, excluding its conflicts of laws provisions.

         10. Facsimile Execution; Multiple Originals. This Agreement may be executed by facsimile signature, which shall be deemed an original, and in multiple counterparts, all of which, together will constitute one and the same document.


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

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

ATTEST:                                THE SAGEMARK COMPANIES LTD.

/s/ George W. Mahoney                  By: /s/ Ron Lipstein
----------------------------------         -------------------------------------
                                          Ron Lipstein, President and
                                          Chief Executive Officer
George W. Mahoney
----------------------------------
Print Name



ATTEST:                                TRIDENT ADVISORS, INC.

/s/ Karen M. Stern                     /s/ Scott Cook
----------------------------------     -----------------------------------------
Karen M. Stern                         Scott Cook, President
Print Name



                                 LIMITED JOINDER
                                 ---------------

         The undersigned hereby join in the execution of this Agreement solely to evidence (a) their consent to the release provisions set forth in Section 5 of this Agreement, and (b) that they have received good and valuable independent consideration in connection with such covenant.

ATTEST:                                TRIDENT GROWTH FUND, L.P.


/s/ Karen M. Stern                     By: /s/ Scott Cook
----------------------------------         -------------------------------------
Karen M. Stern                             Scott Cook, General Partner
Print Name                                 Print Name and Title



ATTEST:                                TRIDENT MANAGEMENT, LLC

/s/ Karen M. Stern                     /s/ Scott Cook
----------------------------------     -----------------------------------------
Karen M. Stern                         Scott Cook, Managing Member
Print Name                             Print Name and Title


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